EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-160286) of Tim Hortons Inc. of our report dated February 25, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 28, 2008.

We also consent to the references to us under the headings “Experts” and “Selected Historical Consolidated Financial Data” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

July 27, 2009